Exhibit 10.13.4

FOURTH AMENDMENT

This Fourth Amendment (the “Fourth Amendment”) is made this 24th day of June, 2004, by and between Universal Access, Inc. (“Customer”) and MCI WORLDCOM Network Services, Inc. (“MCI”) (as assignee of such Agreement from MCI Communications, Inc., an MCI affiliate) to that certain Carrier Global Services Agreement (the “CGSA”), made by and between Customer and MCI, signed by Customer on September 24, 1999, and subsequently accepted by MCI on December 14, 1999, including all prior applicable amendments (the “Prior Amendments”). In the event of any conflict between the terms of the CGSA, any Prior Amendment or any applicable Attachment and the terms of this Fourth Amendment, the terms of this Fourth Amendment shall control. The CGSA along with the Prior Amendments, all applicable Attachment(s), and this Fourth Amendment shall collectively be referred to as the “Agreement”. Capitalized terms not defined herein shall have the meaning ascribed to them in other documents referenced herein. All references to “MCI WorldCom” in the Agreement including any amendments, attachments, schedules or exhibits thereto will be deemed to refer to “MCI”.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       TERM.  Notwithstanding anything to the contrary contained in this Agreement or Schedule One to the CGSA, the Term shall continue through and include December 31, 2006 (the “Term”). Upon expiration of the Term, the Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon thirty (30) days prior written notice to the other party.

2.                                       MINIMUM VOLUME REQUIREMENT. Notwithstanding anything to the contrary contained in this Agreement, any Prior Amendment, or Schedule One to the CGSA, commencing during each Monthly Period of the Term, Customer’s Total Usage Charges under this Agreement must equal or exceed Five Hundred Thousand Dollars ($500,000) (the “Monthly Minimum”).

3.                                 SERVICE ORDERS. Commencing with the first (1st) day of the first (1st) month following the date this Fourth Amendment has been fully executed by both parties and delivered to Customer, the parties agree to substitute Subsection 7.5 of the Schedule Two (Master Terms And Conditions) to the CGSA to read in its entirety as follows:

7.5                                 Service Orders. Customer shall request the delivery of dedicated local access services by executing a service order in form and substance satisfactory to MCI (the “Service Order”). The Service Order sets forth the place of delivery, circuit contracted term, pricing and other details. All Service Orders are subject to the terms and conditions of this Agreement. A separate Sevice Order must be completed for each circuit ordered. Customer will be responsible for payment of the rates and charges for the contracted term, as set forth in each Service Order. Each Service Order shall survive the termination or expiration of this Agreement: provided, however, that MCI may terminate one or more Service Orders if MCI terminates this Agreement pursuant to Section 7 hereof. If Customer terminates a Service Order prior to the end of twelve (12) months (the “Minimum Installation Period”) for reasons other than for “Cause” (as defined in Section 6 of Schedule One) or if MCI terminates a Service Order for Cause prior to the Minimum Installation Period for any circuit, then Customer will pay within thirty (30) days after such termination: the monthly recurring charge for such circuit(s) multiplied by twelve (12) minus the monthly recurring charge for such circuit multiplied by the number of months installed. Notwithstanding a termination of a Service Order, the Agreement and other Service Orders will remain in full force and effect unless expressly terminated as permitted by this Agreement.

4.                                  OTHER TERMS AND CONDITIONS. Except as specifically amended or modified herein, the terms and conditions of the Agreement will remain in full force and effect throughout the Service Term and any extensions thereof,

IN WITNESS WHEREOF, the parties have entered into this Fourth Amendment on the date first written above.

UNIVERSAL ACCESS, INC.		MCI WOLRDCOM NETWORK SERVICES, INC.

By:	/S/ Randall R. Lay	By:	/S/ Peter M. Cassidy
	(Signature)		(Signature)

	Randall R. Lay		Peter M. Cassidy
	(Print Name)		(Print Name)

	President and CEO		V.P., Wholesale Services
	(Title)		(Title)

	June 24, 2004		June 29, 2004
	(Date)		(Date)